                                                                     EXHIBIT 7.3


                            STOCK PURCHASE AGREEMENT


       STOCK PURCHASE AGREEMENT, dated as of January 31, 1997, by and among Western Pacific Airlines, Inc., a Delaware corporation (the "Company"), Hunt Petroleum of Texas, Inc., a Delaware corporation ("Hunt"), and GFI Company, a Nevada corporation ("GFI").

       In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

       "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

       "Agreement" means this Stock Purchase Agreement, as it may be amended, supplemented or modified from time to time in accordance with the terms hereof.

       "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

       "Bylaws" means the Company's Bylaws, as amended from time to time.

       "Certificate of Designation" means the Certificate of Designation classifying and designating the Series B Preferred Stock of the Company, substantially in the form of Exhibit A attached hereto.

       "Charter" means the Company's Restated Certificate of Incorporation, as amended from time to time.

       "Closing" has the meaning provided therefor in Section 2.1(b) of this Agreement.

       "Closing Date" has the meaning provided therefor in Section 2.1(b) of this Agreement.

       "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.
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       "Commission" means the Securities and Exchange Commission.

       "Common Stock" means the Company's common stock, par value $.001 per share.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

       "Governmental Entity" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

       "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

       "Material Adverse Effect" has the meaning given it in Section 3.1(a).

       "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

       "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

       "Purchase Documents" means this Agreement, the Warrants and any other documents executed in connection herewith.

       "Purchaser(s)" means Hunt and GFI.

       "Rule 144" means Rule 144 under the Securities Act, and any successor rule thereto.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $.001 per share.
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       "Shares" means the shares of Series B Preferred Stock purchased by the
Purchasers pursuant to this Agreement.

       "Subsidiary" means, with respect to any Person, (a) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or (b) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

       "Underlying Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

       "Warrants" means the non-transferable warrants to purchase shares of Common Stock to be issued to Hunt in the form attached hereto as Exhibit B, and the non-transferable warrants to purchase shares of Common Stock to be issued to GFI in the form attached hereto as Exhibit C.


                                   ARTICLE 2.

                          PURCHASE OF PREFERRED STOCK

Section 2.1   Purchase of Shares; Closing.

              (a) Subject to the terms and conditions herein set forth, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, one hundred thousand (100,000) shares of Series B Preferred Stock at a purchase price of $100.00 per Share, payable as set forth in paragraph (c) below.

              (b) The purchase and sale of the Shares to be purchased by the Purchasers hereunder will take place at a closing (the "Closing") to be held at the offices of the Company, at 10:00 a.m. local time on such date as all of the conditions to closing set forth in Article 4 of this Agreement have been satisfied or waived, or at such other location, date and time as may be mutually agreed upon by the parties hereto. The date and time at which the Closing is to be concluded is the "Closing Date."

              (c) Immediately upon the satisfaction of all of the conditions to closing set forth in Article 4 hereof, (a)(i) that certain $10,000,000 Promissory Note dated January 31, 1997 executed by the Company in favor of Hunt and (ii) that certain $10,000,000 Promissory Note dated January 31, 1997 executed by the Company in favor of GFI (collectively, the "Notes"), shall be deemed canceled and of no further force and effect as of such date; and (b) the Company shall deliver to each of the Purchasers, against cancellation of the Notes, a share certificate representing the total number of Shares to be purchased by each such Purchaser hereunder. On the date hereof, the Company shall





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issue to each of Hunt and GFI, a check representing accrued and unpaid interest on each of their respective notes dated as of December 18, 1996 which are being canceled as of the date hereof.

              (d) At the Closing, the Company shall issue and deliver to Hunt the Warrants to purchase shares of Common Stock in the form attached hereto as Exhibit B, and to GFI the Warrants to purchase shares of Common Stock in the form attached hereto as Exhibit C.


                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to Purchasers as of the date hereof as follows:

              (a)    Organization and Good Standing.    The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed and in good standing as a foreign corporation and authorized to do business in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification necessary, except where the failure to be so qualified, licensed or authorized, or to be in good standing, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the assets, financial condition, earnings or operations of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted, except where a lack of such corporate power or authority would not reasonably be expected to have a Material Adverse Effect.

              (b) Authorizations. (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Documents; (ii) the execution and delivery by the Company of the Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and all necessary stockholder action, if any; and (iii) the execution and filing of the Certificate of Designation have been duly and validly authorized by the Company.

              (c) Capitalization. The total authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 13,362,068 are issued and outstanding as of January ___, 1997, and (ii) 3,047,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued as of the date hereof, and of which 200,000 shares shall be issued and outstanding upon the consummation of the transaction contemplated by this Agreement. All of the outstanding shares of stock of the Company are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. Except for the Warrants and options issued under the Western Pacific Airlines, Inc. 1994 Stock Option Plan, there are outstanding no securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of the Company, or subscriptions, warrants,





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options, rights, or other arrangements or commitments obligating the Company to issue or dispose of any Common Stock or other equity securities or any ownership therein. All of the Underlying Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered in accordance with the provisions of the Warrant and the Charter (assuming issuance and delivery of the Shares pursuant to this Agreement against payment of the consideration specified therefor), will be duly and validly issued, fully paid and non-assessable (except for changes affecting the Common Stock as a class after the Closing Date). Upon filing of the Certificate of Designation with the Secretary of State of Delaware, the Shares will conform to the description thereof contained in the Certificate of Designation. The holders of outstanding stock of the Company are not entitled to preemptive or other rights afforded by the Company to subscribe for the Underlying Shares.

              (d) Conflicting Agreements and Other Matters. Assuming compliance with state and federal securities laws and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, each of the Purchasers set forth herein, neither the execution and delivery of the Purchase Documents nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Shares, the Warrants or the Underlying Shares will (i) violate any provision of any Law presently in effect having applicability to the Company, except such violations as would not have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws, (iii) require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the Company is a party or by which any of its properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as would not have a Material Adverse Effect or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company.

              (e) Due Execution, etc. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

              (f) Litigation, Proceeding, etc. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any Governmental Entity which (i) challenges the legality, validity or enforceability of any of the Purchase Documents, the Warrants, the Shares or the Underlying Shares; (ii) would (individually or in the aggregate) have a Material Adverse Effect; or (iii) would (individually or in the aggregate) impair the ability of the Company to perform fully on a timely basis any obligations which it has under any of the Purchase Documents.

              (g) No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which





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it is a party or by which it or any of its properties is bound, except for such defaults or violations as would not have a Material Adverse Effect or as may otherwise have been disclosed to Purchasers in a separate letter dated January 31, 1997, (ii) in violation of any Order of any Governmental Entity, except for such violations as would not have a Material Adverse Effect, or (iii) in violation of any Law which would (A) adversely affect the legality, validity or enforceability of the Purchase Documents; (B) have a Material Adverse Effect;
or (C) adversely impair the Company's ability or obligation to perform fully on a timely basis any obligation which it has under the Purchase Documents.

              (h) Status of Shares. The issuance and sale of the Shares and the reservation and issuance of the Underlying Shares have been duly authorized by all necessary corporate action and stockholder action, if any, on the part of the Company and such Shares, when delivered to the Purchaser at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares and the issuance of the Underlying Shares is not and will not be subject to preemptive rights of any other shareholder of the Company.

              (i) Governmental Consents, etc. Except as may be required by any state or foreign securities or blue sky laws or the HSR Act, and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Purchasers set forth herein, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity, any securities exchange or the Nasdaq Stock Market is required in connection with the execution, delivery or performance by the Company of this Agreement, and the issuance, sale or delivery of the Shares or the issuance of the Underlying Shares except for those that have been or by the Closing shall be made or received by the Company.

              (j) SEC Reports. The Company has delivered or made available to Purchasers each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since January 1, 1995, which reports constitute all of the documents required to be filed by the Company with the SEC since January 1, 1995, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any Company Reports filed after the date hereof and prior to the Closing Date (a) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act. Each of the balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company





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Reports (including any related notes and schedules) fairly present in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto). Since the date of the first Company Report, there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements.

              (k) No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to the Purchasers and as to which the Company shall have full responsibility.

Section 3.2   Representations, Warranties and Covenants of the Purchasers.

              (a) Investment Intent. Each Purchaser represents and warrants to the Company that the Shares to be acquired by it hereunder and any Underlying Shares to be acquired upon exercise of the Warrants are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

              (b) Transfer Restrictions. If any Purchaser should decide to dispose of any of the Shares to be purchased by it or any Underlying Shares to be issued to it upon the exercise of the Warrants, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Purchasers understand that the Company intends to file a registration statement with the SEC to register the Underlying Shares in accordance with Section 5.4 hereof. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Shares or Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company and its counsel, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities laws. Each Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares and any Underlying Shares:





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              THE SHARES OF [SERIES B PREFERRED STOCK] OR [COMMON STOCK] (THE
       "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.
       BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

       The legend set forth above may be removed if and when the Shares or Underlying Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The share certificates shall also bear any additional legends required by applicable federal, state or foreign securities Laws or necessary under other applicable Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the Charter or the applicable requirements of such securities or other applicable Laws. Each Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

              (c) Stop Transfer Instruction. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent for the Shares or the Underlying Shares in order to implement the restrictions on transfer set forth in this Agreement.

              (d) Purchaser Status. Each Purchaser represents and warrants to, and covenants and agrees with the Company that (i) at the time it was offered the Shares, it had, (ii) at the date hereof, it has, (iii) at the Closing Date, it will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Shares, and is able to bear the economic risk of such investment, and (iv) it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.





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              (e)    Authority.  Each Purchaser represents and warrants to the
Company that, assuming the accuracy of the representation of the Company in
Section 3.1(a) hereof, (i) the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Shares to be purchased by it does not conflict with or violate
(A) its organizational documents, charter or by-laws or (B) any Law applicable to it in a manner that could materially hinder or impair the completion of the transactions contemplated hereby; and (iii) the purchase of Shares to be purchased by it does not impose any penalty or other onerous condition on such Purchaser that could materially hinder or impact the completion of the transactions contemplated hereby.

              (f) Access to Information. Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company, the Company's financial condition, pro forma results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares, including, without limitation, all information available to the directors of the Company; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense.

              (g) Reliance. Each Purchaser also understands and acknowledges that (i) the Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon, the accuracy and truthfulness of the foregoing representations and each Purchaser hereby consents to such reliance.

              (h) No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commission that have been disclosed to the Company and as to which the Purchasers shall have full responsibility.

SECTION 3.3 NO OTHER REPRESENTATIONS OR WARRANTIES. THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER TO PURCHASERS, OTHER THAN THOSE SET FORTH IN SECTION 3.1.





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                                   ARTICLE 4.

                         CONDITION PRECEDENT TO CLOSING

Section 4.1 Conditions Precedent to Obligations of the Purchasers. The obligations of each Purchaser to purchase the Shares to be purchased hereunder are subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

              (a) If either Purchaser elects to make a filing under the HSR Act within twenty (20) days after the date hereof to obtain clearance of the exercise of the Warrants, the waiting period applicable to such filing under the HSR Act shall have expired or been terminated.

              (b) At the Closing Date, the Purchasers shall have received certificates representing the Shares.

              (c) At the Closing Date, the Company shall have executed and delivered to Hunt the Warrants in the form attached hereto as Exhibit B, and to GFI the Warrants in the form attached hereto as Exhibit C.

              (d) The representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

              (e) At the Closing Date, the Purchasers shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company in such capacity and not individually stating that the conditions specified in this Section 4.1 have been satisfied at the Closing Date.

              (f) At the Closing Date, the Purchasers shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company in such capacity and not individually and certifying
(i) that attached thereto is a true, correct and complete copy of (A) the Charter, (B) the Certificate of Designation, (C) Bylaws and (D) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Purchase Documents, the issuance of the Warrants and all other documents to be executed in connection therewith, the issuance and sale of the Shares and the Underlying Shares, and the adoption, execution and filing of the Certificate of Designation, (ii) the incumbency of officers executing this Agreement, and (iii) that attached thereto is a specimen of the share certificate for the Series B Preferred Stock.

              (g) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by





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this Agreement.  No Governmental Entity shall have notified any party to this
Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

              (h) The Certificate of Designation shall have been duly authorized and adopted by the Board of Directors of the Company and filed with the Secretary of State of Delaware.

Section 4.2 Conditions, Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

              (a) If either Purchaser elects to make a filing under the HSR Act within twenty (20) days after the date hereof to obtain clearance of the exercise of the Warrants and the Company reasonably determines that it is unable to consummate the sale of the Shares and the Warrants as contemplated hereby until the waiting period under the HSR Act has expired or been terminated, the waiting period applicable to such filing under the HSR Act shall have expired or been terminated.

              (b) On the Closing Date, the Company shall have received from Purchasers payment of the Purchase Price by cancellation and delivery of the Notes.

              (c) The representations and warranties made by the Purchasers herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and each of the Purchasers shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

              (d) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

              (e) At the Closing Date, the Company shall have received from each Purchaser a certificate, dated the Closing Date, signed by its respective Chief Executive Officer or such other duly authorized senior officer, in such capacity and not individually, stating that the conditions specified in this
Section 4.1 have been satisfied at the Closing Date.

                                   ARTICLE 5.

                                   COVENANTS

Section 5.1 Approvals. The Company and the Purchasers each agree to cooperate and use their reasonable best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary
to) all approvals that may be necessary or which may be reasonably requested by the Company or the Purchasers to consummate the transactions contemplated by this Agreement. The Company agrees that upon the request of either Purchaser, which request may only be made one time by each Purchaser, the Company shall pay on behalf of such requesting Purchaser the filing fee required under the HSR Act. The Company also agrees that upon the request of either Purchaser, it shall make any reasonably required filing under the HSR Act.

Section 5.2 Notification of Certain Matters. The Company shall give prompt notice to each of the Purchasers, and each Purchaser shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Purchase Documents to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date and (b) any failure of the Company, on the one hand, or any Purchaser, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Purchase Documents.

Section 5.3   Registration of Underlying Shares.

              (a)    The Company covenants that it will, at its sole expense,
(i) within 120 days following the issuance of the Preferred Stock, file a registration statement (the "Registration Statement") with the SEC to register under the Securities Act the Purchasers' resales of the Underlying Shares, (ii) use its reasonable best efforts to cause such Registration Statement to become effective within 180 days after the issuance of the Preferred Stock; and (iii) maintain the effectiveness of such Registration Statement until April 30, 2001.

              (b) Each of the Purchasers shall cooperate with the Company in connection with a registration of the Underlying Shares and shall furnish (i) such information as may be reasonably required by the Company or by the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be reasonably required by the Commission in connection therewith.

              (c) In addition to the Registration Statement provided for in paragraph (a) above, the Company agrees, if requested (the "Demand") by the holders of 50% or more of the Registrable Securities (as defined below), to file with the Commission, at the Company's sole expense (other than with respect to underwriting discounts and commissions and fees and expenses of legal counsel for selling holders, which expenses shall be paid by the holders of Registrable Securities pro rata to the extent that such holders elect to participate in the Demand), one registration statement under the Securities Act (the "Demand Registration Statement") for an underwritten public offering of Underlying Shares by any holder of Registrable Securities seeking to sell all or a portion of its

Underlying Shares in such offering. If any holder or any group of holders of Registerable Securities makes a Demand, the Company shall deliver written notice to each other holder of Registerable Securities of the Demand and, for a period of ten (10) days after receipt of such notice, such holders may elect to sell all or any portion of their Registerable Securities in such Demand Registration Statement by delivering written notice of such desire to the Company within such ten (10) day period. Such Demand shall be subject to customary underwriting cutbacks (but in the event holders of Registerable Securities are cutback, no securities other than Registerable Securities shall be included in the Demand Registration Statement) and, upon the exercise of such cutback, all holders of Registerable Securities who elected to participate in the Demand shall be entitled to sell a pro rata portion of their Registerable Securities that they elected to sell in such Demand. Selection of the managing underwriters for such an underwritten public offering shall be subject to the approval of the Company, which approval shall not be unreasonably withheld. "Registrable Securities" shall mean all Underlying Shares that, at the date of determination, have been issued upon exercise of Warrants and all Underlying Shares for which Warrants are exercisable as of such date. In connection with such underwriting, the Company agrees to execute an Underwriting Agreement containing such representations, warranties and covenants (including indemnities) as are customarily given by issuers in similar underwritten offerings and to use its best efforts to cause its independent auditors and counsel to deliver such comfort letters and opinions as are customarily given in similar offerings. Notwithstanding the foregoing, the Company shall not be required to file the Demand Registration Statement on or before October 31, 1998. In addition, the Company will be permitted to defer the filing of the Demand Registration Statement for up to 180 days (by written notice to the selling holders delivered promptly after the Company's receipt of the Demand) if the filing of such registration statement would, in the good faith judgment of the Company's Board of Directors, substantially interfere with a key Company initiative, such as a pending acquisition or financing. A registration statement filed under this paragraph (c) shall be the Demand Registration Statement if the Company shall have filed such registration statement within a reasonable period following the Company's receipt of the Demand and, in a diligent manner, satisfactorily resolved all comments of the Commission staff with respect thereto to the point that the staff is prepared (if requested) to accelerate the effectiveness of such registration statement. If such registration statement is thereafter withdrawn by the Company at the request of the selling holders or if such holders do not request the Company to seek acceleration of the effectiveness of the such registration statement within 60 days following the Commission's readiness to accelerate the effectiveness thereof, such registration statement will nonetheless be the one Demand Registration Statement required to be filed by the Company hereunder.

              (d) In the event of any registration of the Underlying Shares under the Securities Act, the Company will indemnify and hold harmless each Purchaser and each Affiliate of each Purchaser within the meaning of the Securities Act (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the Statements made therein not misleading, and will promptly reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it (from time to time as such expenses are incurred) in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company, which shall not be unreasonably withheld); provided, however, that the Company will not be liable to a particular Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by that Indemnified Person or by Purchasers or an Affiliate of Purchasers specifically for use in the preparation thereof; or (ii) any act or action of the Indemnified Person other than as a selling shareholder under the Registration Statement.

              (e) In the event of any registration of the Underlying Shares under the Securities Act pursuant to this Section, each Purchaser shall indemnify and hold harmless the Company, each of the Company's directors and officers, any underwriter and each other person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will promptly reimburse the Company, each such director, officer, underwriter and controlling person for any legal or other expenses reasonably incurred (from time to time as such expenses are incurred) by them in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Purchasers, which shall not be unreasonably withheld); but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by such Purchaser or such Purchaser's Affiliates specifically for use in the preparation thereof.

              (f) Promptly after receipt by a party entitled to indemnification hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section shall be in addition to any liabilities which the indemnifying parties may have pursuant to law or contract.

              (g) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the holders of the Underlying Shares being registered shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to, and relative faults of, the Company, on the one hand, and the Purchasers, on the other hand, in connection with the transactions to which such indemnification or
reimbursement relates.   As among themselves, the holders of the Underlying
Shares in such offering shall contribute to amounts payable by other selling holders, if any, in such manner as shall give effect, to the extent permitted by law, to the provisions of this Section. No Person guilty of "fraudulent misrepresentation" (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.4 Filings under the Securities Exchange Act of 1934. The Company covenants and agrees to make all required filings, in a timely manner, under the Securities Exchange Act of 1934, as amended, as may be necessary to remain current with its reporting obligations.


                                   ARTICLE 6.

                                 MISCELLANEOUS

Section 6.1 Survival of Provisions. The representations, warranties and covenants of the Company and the Purchasers made herein shall remain operative and in full force and effect pursuant to their terms regardless of (a) any investigation made by or on behalf of the Purchasers or the Company, as the case may be, or (b) acceptance of any of the Shares and payment by the Purchasers therefor.

Section 6.2 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date as follows and in no other manner:

              (a) By either the Company or a Purchaser if the Closing has not occurred on or prior to April 30, 1997; provided, however, that the right to terminate this Agreement under this

Section 6.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to occur on or before such date;

              (b)    By mutual consent of the Purchasers and the Company; or

              (c) By either a Purchaser, on the one hand, or the Company, on the other hand, with written notice to the other parties if there has been a material misrepresentation or breach on the part of the Company or a Purchaser, respectively, in their respective representations, warranties and covenants set forth herein, which breach shall not have been cured within thirty (30) days after receipt of notice thereof from the non-breaching party.

       In the event that this Agreement should be terminated pursuant to
Section 6.2, all further obligations of the parties under this Agreement shall terminate, provided, however, that a termination under Section 6.2(c) shall not relieve any party of any liability for a breach of, or any misrepresentation under, this Agreement or be deemed to constitute a waiver of any available remedy for any such breach or misrepresentation.

Section 6.3 Waiver, Modification in Writing. No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and, on the other hand, each of the Purchasers (in connection with any such pre-closing actions) or a majority in interest of the Series B Preferred Shares then outstanding (in connection with any such post-closing action). Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

Section 6.4 Communications. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service of personal delivery, and addressed to the relevant party or parties at the following address:

                     (i)    if to the Company:

                            Western Pacific Airlines, Inc.
                            2864 Circle Drive
                            Suite 1100
                            Colorado Springs, Colorado  80906

                            Telecopier No.: (719) 527-7259
                            Telephone No.: (719) 527-7421

                            Attention: Chief Executive Officer

                     with a copy to:

                            D'Ancona & Pflaum
                            30 North LaSalle Street
                            Suite 2900
                            Chicago, Illinois  60602

                            Telecopier No.: (312) 580-0923
                            Telephone No.: (312) 580-2000

                            Attention:  Allan J. Reich, Esq.

                     (ii)   if to Hunt:

                            Hunt Petroleum of Texas, Inc.
                            c/o Hunt Petroleum Corporation
                            1601 Elm, 50th Floor
                            Dallas, Texas  75201

                            Telecopier No.: (214) 922-1060
                            Telephone No.: (214) 922-1000

                            Attention: Mr. Ivan Irwin, Jr., Vice Chairman
                     with a copy to:

                                   Vinson & Elkins
                                   3700 Trammell Crow Center
                                   2001 Ross Avenue
                                   Dallas, TX 75201-2975
                                   Telecopier No.: (214) 220-7716
                                   Telephone No.: (214) 220-7700

                                   Attention: Derek McClain, Esq.

                     (ii)   if to GFI:

                                   GFI Company
                                   Hughes Center
                                   3753 Howard Hughes Parkway, Suite 200
                                   Las Vegas, Nevada 89109

                                   Telecopier No.: (702) 892-3950
                                   Telephone No.: (702) 892-3746

                                   Attention: Mr. David C. Story

                     with a copy to:

                                   Haynes & Boone
                                   901 Main Street
                                   3100 Nations Bank Plaza
                                   Dallas, TX 75202
                                   Telecopier No.: (214) 200-0588
                                   Telephone No.: (214) 651-5088

                                   Attention: Wilson Chu, Esq.

or to such other address as a Purchaser or the Company, as the case may be, may designate in writing to the other parties hereto, which notice shall be deemed given when received.

Section 6.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Section 6.6 Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned to any other Person; provided, however, that after the Closing the Company may assign its rights hereunder to any successor entity to the Company, whether pursuant to a sale of substantially all of the Company's assets, or the merger or consolidation of the Company, that agrees to be bound by the terms and conditions hereof and the provisions of the Certificate of Designation or is so bound by operation by law. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and the Purchasers, and their respective successors and permitted assigns.

Section 6.7 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 6.8 Expenses. Each of the parties hereto shall pay its own respective costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement.

Section 6.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.10 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 6.11 Integration. This Agreement (including the exhibits hereto) constitutes the entire agreement among the parties with respect to the purchase and sale of the Shares and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.



                                           WESTERN PACIFIC AIRLINES, INC.


                                           By:  /s/ Robert A. Peiser
                                               ---------------------------------
                                           Name:    Robert A. Peiser
                                                 -------------------------------
                                           Title:   President
                                                  ------------------------------



                                           HUNT PETROLEUM OF TEXAS, INC.


                                           By:  /s/ Ivan Irwin Jr.
                                               ---------------------------------
                                           Name:    Ivan Irwin Jr.
                                                 -------------------------------
                                           Title:   Vice President
                                                  ------------------------------



                                           GFI COMPANY



                                           By:  /s/ Edward L. Gaylord
                                               ---------------------------------
                                           Name:    Edward L. Gaylord
                                                 -------------------------------
                                           Title:   President
                                                  ------------------------------

                                                                       EXHIBIT A

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                         WESTERN PACIFIC AIRLINES, INC.

                            ------------------------


       WESTERN PACIFIC AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with
Section 151(g) of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

       1. The Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty Three Million Forty Seven Thousand (23,047,000) shares, of which Three Million Forty Seven Thousand (3,047,000) shares shall be shares of Preferred Stock, $0.001 par value per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares of which shall be shares of Common Stock, $0.001 par value per share (herein referred to as "Common Stock").

       2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation (the "Board of Directors") authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

       3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, on January 31, 1997, authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated Series B Preferred Stock:

              "RESOLVED, that the Board of Directors hereby establishes a series of preferred stock to be designated Series B Preferred Stock having the terms attached hereto as Exhibit A and the officers of the Corporation are hereby authorized and directed to file the Certificate of Designation, Preferences and Rights of Series B Preferred Stock in the form attached hereto as Exhibit A with the Secretary of State of Delaware and to issue on behalf of the Corporation, 200,000 shares of Preferred Stock having the terms and conditions set forth in the Certificate of Designation."

A copy of said Exhibit is attached hereto and incorporated herein.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert A. Peiser, its President, and acknowledged by _________________ ________________________________, its secretary, this
___________ day of _____, 1997.


                                        WESTERN PACIFIC AIRLINES, INC.


                                        By:
                                           ------------------------------------
                                              Robert A. Peiser, President

                                 ACKNOWLEDGMENT


STATE OF                )
         ---------------)
                        ) ss.
COUNTY OF               )
         ---------------

       I, __________________, hereby certify that I am the duly elected and qualified Secretary of Western Pacific Airlines, Inc. (the "Corporation"), that the foregoing instrument is the act and deed of the Corporation and that the facts stated therein are true.




                                           ------------------------------------
                                           Secretary



       Subscribed and sworn to before the undersigned, a Notary Public in and for said county and state.


                                           ------------------------------------
                                           Notary Public



Dated:                             , 1997.
       ----------------------------

                                   EXHIBIT A

                       TERMS OF SERIES B PREFERRED STOCK

       1. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meanings indicated:

       "Affiliate" shall mean an affiliate of any person within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act.

       "Board of Directors" shall mean the Board of Directors of the Corporation or committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

       "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

       "Call Date" shall mean the date of the notice to holders required under subsection 5(c).

       "Change of Control" shall mean (i) any merger or consolidation of, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, the Corporation, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), other than the Initial Investors or any of their Affiliates, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the aggregate voting power normally entitled to vote in the election of directors of the transferee; (ii) the time that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Initial Investors or any of their Affiliates, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the aggregate voting power of all classes of capital stock then outstanding of the Corporation normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office, excluding the directors, if any, appointed by the holders of Series B Preferred Shares pursuant to the provisions herein; provided, however, that a Change of Control shall not be deemed to have occurred if the Board of Directors of the Corporation authorizes the issuance of additional capital stock of the Corporation to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable).

       "Common Stock" shall mean the Common Stock of the Corporation, par value $0.001 per share.

       "Dividend Payment Date" shall mean a date fixed by the Board of Directors which date shall not be more than 15 days following the end of the applicable Dividend Period; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

       "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including March 31, June 30, September 30 and December 31 of such year, respectively (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include March 31, 1997).

       "Exchange Right" shall have the meaning set forth in subsection 4(a).

       "Exchange Notes" shall mean a promissory note issued by the Corporation in favor of a holder of Series B Preferred Shares in the form attached hereto as Exhibit A, which note shall (a) be an unsecured obligation of the Corporation; (b) bear interest, payable quarterly, at a rate equal to ten percent (10%) per annum; and (c) be due and payable three (3) years after the issue date of such Exchange Note.

       "Follow on Preferred Shares" shall mean any Parity Shares or Junior Shares issued in a Permitted Private Placement.

       "Fully Junior Shares" shall mean the Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in both (a) the payment of dividends and (b) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

       "Initial Investors" shall mean Hunt Petroleum of Texas, Inc. and GFI Company.

       "Issue Date" shall mean the first date on which the Series B Preferred Shares are issued and sold.

       "Issue Price" shall mean One Hundred Dollars ($100) per Series B Preferred Share.

       "Junior Shares" shall mean the Common Stock, the Fully Junior Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

       "Liquidation Preference" shall have the meaning set forth in subsection 3(a).

       "Parity Shares" shall have the meaning set forth in subsection 8(b).

       "Permitted Private Placements" shall mean one or more private placements of one or more series of preferred stock of the Corporation ranking pari passu or junior to the Series B Preferred Shares in respect of the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation in an amount not to exceed $50,000,000 in the aggregate.

       "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

       "Redemption Notice" shall have the meaning set forth in subsection 6(b).

       "Redemption Period" shall have the meaning set forth in subsection 6(a).

       "Redemption Price" shall have the meaning set forth in subsection 5(a).

       "Redemption Right" shall have the meaning set forth in subsection 6(a).

       "Registration Default" shall mean the failure by the Corporation to (a) file a Registration Statement with the Securities and Exchange Commission under the Securities Act within 120 days after the Issue Date to register the resale of Common Stock issuable upon the exercise of the Warrant; (b) to have such Registration Statement declared effective by the Securities and Exchange Commission within 180 days after the Issue Date; or (c) maintain the effectiveness of such Registration Statement until April 30, 2001.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Series B Preferred Shares" shall mean shares of Series B Preferred Stock of the Corporation, $0.001 par value per share.

       "Set apart for payment" shall be deemed to include, without any action by the Corporation other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series B Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

       "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of January 31, 1997 among the Corporation and each of the Initial Investors.

       "Subsidiary" shall mean (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and another Subsidiary or (ii) any other Person (other than a corporation) in which the Corporation, a Subsidiary or the Corporation and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

       "Transfer Agent" means Continental Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series B Preferred Shares.

       "Warrant" shall mean the Warrants to be issued by the Corporation in favor of the Initial Investors pursuant to the terms of the Stock Purchase Agreement.

       2.     Dividends.

       a. The holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for that purpose, quarterly cash dividends in an amount per share equal to $2.50 per full Dividend Period; provided, however, that during the period of any Registration Default, per share quarterly cash dividends shall be increased to $2.5625 per full Dividend Period. The calculation of any such quarterly dividend shall be made to the nearest cent (with $.005 being rounded upward). Such dividends shall begin to accumulate and shall be fully cumulative from the Issue Date, whether or not authorized by the Board of Directors and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in immediately available funds, when, as and if authorized by the Board of Directors, in arrears on Dividend Payment Dates or such other dates as provided herein, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Shares, as they appear on the stock records of the Corporation at the close of business on the last day of such Dividend Period. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. The Company shall give each holder of Series B Preferred Shares at least ten (10) days prior written notice of any record date for the payment of any accumulated and unpaid dividends for any past Dividend Periods.

       b. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares that may be in arrears.

       c. So long as any Series B Preferred Shares are outstanding, no dividends shall be authorized or paid or set apart for payment on any class or series of Parity Shares for any period unless a sum sufficient for the payment of dividends covering an equal number of Dividend Periods on the Series B Preferred Shares is paid or set apart for payment.

       d. So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be authorized or paid or set apart for payment or other distribution authorized or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any Subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any other Parity Shares shall have been paid or authorized and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and
(ii) sufficient funds shall have been paid or authorized and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

       3.     Liquidation Preference.

       a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares ranking junior to the Series B Preferred Shares with respect to payment upon liquidation, dissolution or winding up, the holders of the Series B Preferred Shares shall be entitled to receive in immediately available funds an amount equal to the Issue Price per Series B Preferred Share, plus all dividends (whether or not authorized) accumulated and unpaid thereon to the date of final distribution (including any partial Dividend Period) to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other shares of any class or series of stock ranking on parity with the Series B Preferred Shares upon liquidation, dissolution and winding up, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

       b. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on parity with or prior to the Series B Preferred Shares, upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 3, any other series or class or classes of Fully Junior Shares and Junior Shares (if such shares rank junior to the Series B Preferred Shares as to payments upon liquidation, dissolution and winding up) shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

       4. Exchange. Series B Preferred Shares shall be subject to exchange into Exchange Notes as follows:

       a.     Subject to and upon compliance with the provisions of this
Section 4, at any time after the three (3) year anniversary of the Issue Date, a holder of Series B Preferred Shares shall have the right (the "Exchange Right"), at his or her option, to convert all or any portion of such Series B Preferred Shares into an Exchange Note in the principal amount equal to, for each Series B Preferred Share so converted, the Issue Price plus an amount representing a ten percent (10%) per annum return (compounded annually) on the Issue Price from the Issue Date (treating any dividends paid on the Series B Preferred Shares pursuant to Section 2 hereof as a reduction in the Issue Price effected on the date such dividend was paid). The principal amount of the Exchange Notes shall be calculated to the nearest whole cent (with $0.005 being rounded upward).

       b. In order to exercise the Exchange Right, the holder of each Series B Preferred Share to be exchanged shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to exchange such Series B Preferred Shares into Exchange Notes. Unless the Exchange Note issuable upon exercise of a holder's Exchange Right is to be issued in the same name as the name in which such Series B Preferred Share is registered, the shares surrendered for exchange shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney together with an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

       c. Upon the exercise of the Exchange Right, a holder of Series B Preferred Shares shall forfeit his or her right to receive all cumulated and unpaid dividends on Series B Preferred Shares surrendered for exchange pursuant to the provisions of this Section 4; provided, that such cumulated and unpaid dividends shall not be factored into the calculation of the principal amount of the Exchange Notes so issued upon exchange.

       d. As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Corporation shall issue and deliver at the office of the holder, or on his or her written order, such other location, the Exchange Note, all in accordance with the provisions of this
Section 4. Each exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice has been received by the Corporation as aforesaid.

       e. Upon the Corporation's receipt of a notice from a holder of Series B Preferred Shares electing to exercise his or her Exchange Right, dividends with respect to such shares shall cease to accumulate, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to the shares elected to be exchanged (except the right of the holders to receive the Exchange Notes upon surrender of their certificates therefor) shall terminate.

       f. If less than all the Series B Preferred Shares represented by any such surrendered certificate are exchanged, a new certificate shall be issued representing the unexchanged shares.

       5.     Redemption at the Option of the Corporation.

       a. At any time after the Issue Date, the Series B Preferred Shares may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time (provided that no such partial redemption shall be in an amount less than $1 million), subject to the limitations, if any, imposed by the Delaware General Corporation Law, for an amount payable in immediately available funds equal to the Liquidation Preference on the date fixed for redemption (the "Redemption Price").

       b. In case of the redemption of less than all of the then outstanding Series B Preferred Shares, the Corporation shall effect such redemption pro rata.

       c. Not more than 60 nor less than 20 days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Shares to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation. The date of such notice is referred to herein as the "Call Date." Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places that payment will be made upon presentation and surrender of certificates representing the Series B Preferred Shares and that after the date fixed for redemption dividends will cease to accumulate on such shares.

       d. Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Series B Preferred Shares receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preferred Shares. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        e. No fractional Series B Preferred Shares shall be issued upon redemption of less than all Series B Preferred Shares. If more than one certificate representing Series B Preferred Shares shall be held at one time by the same holder, the number of full shares issuable upon redemption of less that all of such Series B Preferred Shares shall be computed on the basis of the aggregate number of Series B Preferred Shares so held. Instead of any fractional share of Series B Preferred Shares that would otherwise be issuable to a holder upon redemption of less than all Series B Preferred Shares, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Redemption Price.

       f. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Series B Preferred Shares, then, notwithstanding that the certificates representing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Series B Preferred Shares which were to be redeemed, then
Section 10 shall apply and the certificates representing shares not redeemed which certificates shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate, and the rights of holders of Series B Preferred Shares thereafter shall continue to be only those of a holder of shares of the Series B Preferred Shares.

       g. The Series B Preferred Shares shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

       6.     Redemption at the Option of the Holder.

       a.     Subject to and upon compliance with the provisions of this
Section 6, (i) for a period of thirty (30) days following a holder of Series B Preferred Shares' receipt of written notice from the Corporation of a Change of Control; or (ii) at any time after the three (3) year anniversary of the Issue Date (the "Redemption Period"), such holder of Series B Preferred Shares shall have the right (the "Redemption Right"), at his or her option, to cause the Corporation to redeem all or any part (provided that no such partial redemption shall be in an amount less than $1 million) of such Series B Preferred Shares, subject to the limitations, if any, imposed by the Delaware General Corporation Law, for an amount per share payable in immediately available funds equal to the Redemption Price.

       b. In order to exercise the Redemption Right, at any time during the Redemption Period, the holder of each Series B Preferred Share to be redeemed shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to exercise his or her Redemption Right (the "Redemption Notice"). Unless cash payable to such holder upon his or her election of the Redemption Right is to be paid to the same person as the person in which such Series B Preferred Share is registered, each share surrendered for redemption shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holders duly authorized attorney, together with an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

       c. In case of the redemption of less than all of the then Series B Preferred Shares represented by a certificate surrendered for redemption, the Corporation shall issue a new certificate to such holder for the number of Series B Preferred Shares represented by the certificate surrendered not so redeemed.

       d. Not more than five (5) days after the occurrence of a Change of Control, the Corporation shall deliver written notice of such Change of Control to all holders of record of Series B Preferred Shares by first class mail, postage prepaid, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation.

       e. No notice shall be deemed to have been given by a holder of Series B Preferred Shares to the Corporation pursuant to this Section 6 unless the Corporation shall have actually received such notice. Any notice that is mailed as herein provided to the holders of Series B Preferred Shares shall be conclusively presumed to have been duly given, whether or not the holder of Series B Preferred Shares receives such notice.

       f. Upon the payment of the Redemption Price by the Corporation to a holder of Series B Preferred Shares which are to be redeemed, dividends with respect to such shares shall cease to accumulate after the redemption date, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Series B Preferred Shares which were to be redeemed, then all shares tendered for redemption during the Redemption Period shall be redeemed pro rata to the extent the Corporation has funds legally available to redeem any such shares and the certificates representing shares not redeemed shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate, the right of holders of Series B Preferred Shares thereafter shall continue to be only those of a holder of Series B Preferred Shares, and the Redemption Period upon a Change of Control shall be extended until thirty (30) days after the holder of such shares receives written notice from the Corporation stating that the Corporation currently has sufficient funds available to redeem such holder's shares.

       7. Shares to Be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

       8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

       a. prior to the Series B Preferred Shares, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

       b. on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class of stock or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or Liquidation Preferences, without preference or priority one over the other ("Parity Shares");

       c. junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Junior Shares; and

       d. junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Fully Junior Shares.

       9.     Voting.

       a. Except as otherwise provided in this Section 9 or pursuant to applicable law, Series B Preferred Shares shall have no voting rights.

       b. For so long as at least twenty-five percent (25%) of the originally issued Series B Preferred Shares remain outstanding, if and whenever four quarterly dividends (whether or not consecutive) payable on the Series B Preferred Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not authorized, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of Series B Preferred Shares, voting as a single class, shall be entitled to elect the additional two (2) directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Shares called as hereinafter provided. Whenever all arrearages in dividends on the Series B Preferred Shares then outstanding shall have been paid, then the right of the holders of the Series B Preferred Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in four quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

       c. A majority of the holders of the Series B Preferred Shares shall be entitled to remove any director appointed by such class then in office for any reason whatsoever at any time. If a vacancy shall occur with respect to any directorship appointed by the holders of the Series B Preferred Shares, a successor designated by the holders of a majority of the then outstanding Series B Preferred Shares voting as a single class shall be elected to the Board of Directors. If, at any time (i) a vacancy occurs with respect to a directorship appointed by the holders of the Series B Preferred Shares, and
(ii) the holders of the Series B Preferred Shares shall fail to designate a successor within 90 days after receipt of written notice of such vacancy from the Corporation, (x) the rights granted under this subsection 9(b) with respect to the designation, appointment and election of such undesignated director by the holders of the Series B Preferred Shares shall terminate; and (y) the size of the Board of Directors shall be appropriately reduced.

       d. At any time the power to elect one or more directors as representatives of the holders of the Series B Preferred Shares shall have been vested in the holders of Series B Preferred Shares as provided in subsection 9(b), the Secretary of the Corporation may, and upon the written request of a holder or holders of Series B Preferred Shares representing at least 10% of the then outstanding Series B Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Shares for the election of the director or directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 10 days after receipt of any such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation.

       e. At any time the power to elect one or more directors as representatives of the holders of the Series B Preferred Shares shall have been vested in the holders of Series B Preferred Shares as provided in subsection 9(b), to the extent permissible under applicable law and the rules of any securities exchange or the Nasdaq Stock Market, if applicable, upon which any securities issued by the Corporation are listed, the election of such directors may be accomplished without a special meeting if a consent in writing designating the individual(s) to serve on the board of directors shall be signed by the holders of a majority of the Series B Preferred Shares and delivered to the Secretary of the Corporation. The directors elected at any such special meeting or by written consent shall hold office for the remaining term of the class of directors to which such director has been elected unless
(i) such director is removed prior to the expiration of such term pursuant to the terms hereof or the terms of the Corporation's Certificate of Incorporation or by-laws; or (ii) such office shall not have previously terminated as above provided.

       f. If at any time while the Series B Preferred Shares remain outstanding the number of directors then constituting the Board of Directors shall be increased to more than seven (7) directors, except if such increase is made pursuant to Section 9(b) hereof, the holders of a majority of the

Series B Preferred Shares, voting together as a single class, shall be entitled to elect one-half (1/2) of the number of additional directors to serve on the Board of Directors. In addition to the foregoing rights, if the number of additional directors is increased by an odd number, the holders of the Series B Preferred Shares shall also be entitled to elect the odd numbered director. The holders of a majority of Series B Preferred Shares may waive the foregoing rights.

       g. So long as the Series B Preferred Shares remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote of at least 50% of the votes entitled to be cast by the holders of the Series B Preferred Shares, at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              i. Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation that adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares; or

              ii. Any consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation or a direct or indirect subsidiary of the Corporation, any sale of all or substantially all of the assets of the Corporation, or any liquidation or dissolution of the Corporation, unless pursuant to the express terms of such transaction, the holders of the Series B Preferred Shares outstanding immediately prior thereto shall receive upon consummation thereof, in exchange for each Series B Preferred Share, an amount in cash equal to at least the full Liquidation Preference on each Series B Preferred Share; or

              iii. The authorization or creation of, or the increase in the authorized amount of, (A) any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends, (B) any class of Parity Shares or
(C) any class of Junior Shares, other than any class or series of Follow on Preferred Shares to be issued in a Permitted Private Placement and other than Fully Junior Shares;

provided, however, that no such vote of the holders of Series B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Shares at the time outstanding in accordance with the terms hereof.

       h. Except as otherwise required by applicable law or as set forth herein, the consent of the holders of the Series B Preferred Shares shall not be required for the taking of any corporate action.

       10. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series B Preferred Shares, then such funds which are paid shall be applied to redeem such Series B Preferred Shares pro rata.

       11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                                                                    EXHIBIT B



THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED
OR TRANSFERRED.   AT THE TIME OF ISSUANCE OF THIS WARRANT CERTIFICATE, NEITHER
THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE ISSUER OF THIS WARRANT CERTIFICATE INTENDS TO REGISTER THE SHARES ISSUABLE UPON THE EXERCISE HEREOF WITH THE SECURITIES AND EXCHANGE COMMISSION. UPON THE EFFECTIVENESS OF SUCH REGISTRATION, THE ISSUER SHALL ISSUE TO THE HOLDER NAMED BELOW A REPLACEMENT WARRANT CERTIFICATE FREE OF THIS LEGEND WITH RESPECT TO THE SHARES ISSUABLE UPON THE EXERCISE HEREOF.
UNTIL SUCH REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE, SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                         WESTERN PACIFIC AIRLINES, INC.

                        Warrant to Purchase Common Stock

       This Warrant Certificate certifies that Hunt Petroleum of Texas, Inc., a Delaware corporation ("Hunt") is the registered holder of 1,325,000 warrants (the "Warrants") to purchase shares of Common Stock, $0.001 par value per share (the "Shares"), of WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth below. Upon the vesting of such Warrant pursuant to the terms hereof, and subject to adjustment as provided herein, each Warrant entitles Hunt, upon exercise, to receive from the Company one share (the "Conversion Ratio") of fully paid, nonassessable Common Stock of the Company for $0.01 per share (the "Warrant Exercise Price"). The Warrants represented by this Warrant Certificate are issued to Hunt pursuant to that certain Stock Purchase Agreement (the "Agreement") dated as of January 31, 1997 among the Company, Hunt and GFI Company, a Nevada corporation, providing for the purchase by Hunt of shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Preferred Stock").

                                  DEFINITIONS

       SECTION 1. Definitions. The following words and terms as used in this Warrant Certificate shall have the following meanings:

       "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

       "Board" means the Board of Directors of the Company.

       "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or required by executive order to be closed.

       "Common Stock", when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common stock of the Company.

       "Convertible Securities" shall mean any securities issued by the Company after the date hereof which are convertible into, or exchangeable for, directly or indirectly, shares of Common Stock.

       "Person" means a domestic or foreign individual or corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

       "Registration Statement" means a registration statement filed or to be filed by the Company under the Securities Act.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, and the regulations thereunder.

       "Trading Day" shall mean any day on which NASDAQ is open for trading on a regular basis.

       "Year One Warrants" shall have the meaning set forth in Section 2(a) hereof.

       "Year Two Warrants" shall have the meaning set forth in Section 2(b) hereof.

       "Year Three Warrants" shall have the meaning set forth in Section 3(b) hereof.

       SECTION 2.    Vesting of Warrants.

       a. Year One Warrants. 272,239 of the Warrants (the "Year One Warrants") shall vest and become exercisable as follows: (i) fifty percent (50%) of the Year One Warrants shall vest and be exercisable immediately on the date hereof; and (ii) if any of the shares of Preferred Stock originally purchased by Hunt remain outstanding on December 1, 1997, the following percentage of the Year One Warrants shall vest and become exercisable: fifty percent (50%) of the Year One Warrants multiplied by a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on December 1, 1997, and the denominator of which is equal to 100,000. Any Year One Warrants which do not vest as of December 1, 1997 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

       b. Year Two Warrants. Each day during the period from May 1, 1998 through April 30, 1999, the following amount of 453,757 of the Warrants (the "Year Two Warrants") shall vest and become exercisable: (x) 453,757, multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (z) 365. Any Year Two Warrants which do not vest as of April 30, 1999 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

       c.     Year Three Warrants.  Each day during the period from May
1, 1999 though April 30, 2000, the following amount of 599,004 of the Warrants (the "Year Three Warrants") shall vest and become exercisable: (x) 599,004, multiplied by (x) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by Hunt pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (iii) 365. Any Year Three Warrants which do not vest as of April 30, 2000 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

       SECTION 3.    Termination of Warrant.   Except as otherwise provided
herein, (a) any portion of the Warrants which fails to vest and become exercisable pursuant to Section 2 hereof shall terminate as of the date of such failure; and (b) any portion of the Warrants which vests and becomes exercisable shall terminate if such portion of the Warrants has not been exercised by Hunt prior to April 30, 2003.

       SECTION 4. Exercise of Warrant. Subject to the terms and conditions hereof, including, without limitation, the vesting terms set forth above, any vested portion of the Warrants may be exercised in whole or in part at any time during the Company's normal business hours; provided, however, that if the Company reasonably believes that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required prior to the exercise of such Warrants, the Company shall not be required to honor any exercise of the Warrants until such filing has been made and the waiting period thereunder has expired or been terminated. Subject to the terms and conditions hereof, the vested portion of the Warrants may be exercised by Hunt by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A hereto, (ii) payment by Hunt to the Company of an amount equal to the Warrant Exercise Price times the number of Warrants so exercised (plus any applicable issue or transfer taxes) in cash or by certified or official bank check in immediately available funds, provided however, that Hunt may not exercise any portion of the vested Warrants more than once in any calendar month without the prior written consent of the Chief Executive Officer of the Company, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to Hunt) and (iv) delivery to the Company by Hunt of a letter in the form of Exhibit B hereto. If, at the time of exercise, Hunt has not elected to exercise all Warrants that have vested or that could vest in the future pursuant to the terms of this Warrant Certificate, upon the Company's receipt of each of the documents referred to in this Section 4, in addition to the issuance of a stock certificate representing the Shares issuable upon exercise of the Warrants, the Company shall issue a new Warrant Certificate to Hunt, on the same terms as set forth herein, representing the remaining number of Warrants which have vested and not expired pursuant to the terms of this Warrant Certificate or may vest in the future pursuant to terms of this Warrant Certificate, together with a schedule setting forth the number of such remaining Warrants. Fractional shares of Common Stock shall not be issued upon the exercise of the Warrants. In lieu thereof, the Company shall pay Hunt cash in an amount equal to such fractional share interest multiplied by the closing price of a share of Common Stock as of the date of exercise.

       SECTION 5. Covenants as to Common Stock. The Company covenants and agrees that all Shares which may be issued upon the exercise of the vested portion of the rights represented by this Warrant Certificate will, upon issuance and payment of the Warrant Exercise Price applicable to such Shares, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the vested portion of this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the vested portion of this Warrant Certificate and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

       SECTION 6. Reorganization, Reclassification, Issuance of Additional Shares of Common Stock, Etc. (a) In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant Certificate shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle Hunt to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of Hunt hereunder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number or class of shares purchasable upon the exercise of this Warrant Certificate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Hunt at the address of Hunt appearing on the books of the Company, the obligation to deliver to Hunt such shares of stock, securities or assets as, in accordance with the foregoing provisions, Hunt may be entitled to purchase.

       SECTION 7.    Antidilution Provisions.

       a. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7. For purposes of this Section 7, the term "Common Stock" includes the Shares and any other class of equity interest in the Company having no preference over the Shares as to distributions which may be authorized in the future by an amendment to the Company's Charter.

       b. In case the Company shall, at any time after the date this Warrant Certificate was first issued, with respect to all of the holders of its outstanding Common Stock (i) declare a dividend on the outstanding Common Stock payable in shares or rights to acquire shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the events set forth in
Section 6 hereof or the issuance of shares of Common Stock by the Company in connection with a merger when the Company is the surviving corporation of the Merger and no such reclassification of the Common Stock has occurred), then, in each case, the Conversion Ratio and the number of Shares issuable upon exercise of this Warrant Certificate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that Hunt after such time shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant Certificate had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, sub-division, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

       c. Irrespective of any adjustments in the Conversion Ratio, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate.

       SECTION 8. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of shares of Common Stock upon any exercise, in whole or part, of this Warrant Certificate.

       SECTION 9. Warrant Holder Not Deemed a Shareholder. No holder, as such, of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant Certificate of the Shares which he is then entitled to receive upon the due exercise of this Warrant Certificate.

       SECTION 10. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

       SECTION 11. Not Transferable. This Warrant Certificate and the Warrants represented hereby are not transferable to any other person.

       SECTION 12. Lost, Stolen, Mutilated or Destroyed Warrant Certificate. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such term as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

       SECTION 13. Notices. All notices and other communications under this Warrant Certificate shall (a) be in writing, (b) be sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) telecopier, or
(iii) delivered by hand, (c) be given at the following respective addresses and telecopier and telephone number and to the attention of the following persons:

                     (i)    if to the Company, to it at:

                            Western Pacific Airlines, Inc.
                            2864 Circle Drive
                            Suite 1100
                            Colorado Springs, Colorado  80906

                            Telecopier No.: (719) 527-7259
                            Telephone No.: (719) 527-7421

                            Attention: Chief Executive Officer.

                     with a copy to:

                            D'Ancona & Pflaum
                            30 North LaSalle Street
                            Suite 2900
                            Chicago, Illinois  60602

                            Telecopier No.: (312) 580-0923
                            Telephone No.: (312) 580-2111

                            Attention:     Allan J. Reich

                     (ii)   if to Hunt:

                            Hunt Petroleum of Texas, Inc.
                            c/o Hunt Petroleum Corporation
                            1601 Elm, 50th Floor
                            Dallas, Texas  75201

                            Telecopier No.: (214) 922-1060
                            Telephone No.: (214) 922-1000

                            Attention: Mr. Ivan Irwin, Jr., Vice Chairman
              with a copy to:

                            Vinson & Elkins
                            3700 Trammell Crow Center
                            2001 Ross Avenue
                            Dallas, TX 75201-2975
                            Telecopier No.: (214) 220-7716
                            Telephone No.: (214) 220-7700

                            Attention: Derek McClain, Esq.

or at such other address or telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 13, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished until received. The Company shall provide Hunt with at least ten (10) days prior written notice of any record date relating to the declaration of dividends on shares of Common Stock.

       SECTION 14. Judicial Proceedings. Any judicial proceeding brought against the Company with respect to this Warrant Certificate may be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Warrant Certificate, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to the bound by any final and nonappealable judgment rendered thereby in connection with this Warrant Certificate and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the holder to serve process in any other manner permitted by law or shall limit the right of the holder to bring proceedings against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the holder involving, directly or indirectly, any matter in any way arising out of, related to, or connected with the holder shall be brought only in a court located in the State of Delaware. The Company and the holder hereby waive trial by jury in any judicial proceeding to which the Company and the holder are both parties involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Warrant Certificate.

       SECTION 15. Miscellaneous. (a) This Warrant Certificate and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

       (b) The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers as of the _____ day of ____________________, 1997.

                                           WESTERN PACIFIC AIRLINES, INC.


                                           By:
                                              ---------------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------
ATTEST:

BY:
   --------------------------------
       Secretary

                                                                       EXHIBIT A


                               SUBSCRIPTION FORM


             TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES
                            TO EXERCISE THIS WARRANT





       The undersigned hereby exercises the right to purchase _______________of the Shares covered by this Warrant Certificate according to the conditions thereof and herewith makes payment of the Warrant Exercise Price of such Shares, in full.

                                         [HOLDER]


                                         By:
                                            -----------------------------------
                                                  Title:
                                                        -----------------------

                                                        [Address]

Dated:                      , 19
      ----------------------    ----

                                                                       EXHIBIT B

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906
Attention:_______________________

       Re: Exercise of Warrant Certificate, dated
                                                  ---------------

Ladies & Gentlemen:

       In connection with the undersigned's purchase of Common Stock of Western Pacific Airlines, Inc. upon exercise of a Warrant Certificate therefor, the undersigned confirms and agrees as follows:

                     1. The undersigned has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock.

                     2. The undersigned understands that it is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

                     3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

                     4. The undersigned agrees that it will not offer, sell, transfer or exchange such shares of Common Stock, except in accordance with the registration requirements under the Act or pursuant to an available exemption therefrom.

       If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Western Pacific Airlines, Inc. to produce this notice or a copy thereof to any interested party in such proceedings.

Date:
                                           [PURCHASER]


                                           By:
                                              ---------------------------------
                                                Title:
                                                      -------------------------

                                                                       EXHIBIT C


THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED. AT THE TIME OF ISSUANCE OF THIS WARRANT CERTIFICATE, NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE ISSUER OF THIS WARRANT CERTIFICATE INTENDS TO REGISTER THE SHARES ISSUABLE UPON THE EXERCISE HEREOF WITH THE SECURITIES AND EXCHANGE COMMISSION. UPON THE EFFECTIVENESS OF SUCH REGISTRATION, THE ISSUER SHALL ISSUE TO THE HOLDER NAMED BELOW A REPLACEMENT WARRANT CERTIFICATE FREE OF THIS LEGEND WITH RESPECT TO THE SHARES ISSUABLE UPON THE EXERCISE HEREOF.
UNTIL SUCH REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE, SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN WHOLE OR IN PART EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                         WESTERN PACIFIC AIRLINES, INC.

                        Warrant to Purchase Common Stock

               This Warrant Certificate certifies that GFI Company, a Nevada corporation ("GFI") is the registered holder of 1,325,000 warrants (the "Warrants") to purchase shares of Common Stock, $0.001 par value per share (the "Shares"), of WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth below. Upon the vesting of such Warrant pursuant to the terms hereof, and subject to adjustment as provided herein, each Warrant entitles GFI, upon exercise, to receive from the Company one share (the "Conversion Ratio") of fully paid, nonassessable Common Stock of the Company for $0.01 per share (the "Warrant Exercise Price"). The Warrants represented by this Warrant Certificate are issued to GFI pursuant to that certain Stock Purchase Agreement (the "Agreement") dated as of January 31, 1997 among the Company, Hunt Petroleum of Texas, Inc., a Delaware corporation, and GFI, providing for the purchase by GFI of shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Preferred Stock").

                                  DEFINITIONS

               SECTION 1. Definitions. The following words and terms as used in this Warrant Certificate shall have the following meanings:

               "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

               "Board" means the Board of Directors of the Company.

               "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or required by executive order to be closed.

               "Common Stock", when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common stock of the Company.

               "Convertible Securities" shall mean any securities issued by the Company after the date hereof which are convertible into, or exchangeable for, directly or indirectly, shares of Common Stock.

               "Person" means a domestic or foreign individual or corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Registration Statement" means a registration statement filed or to be filed by the Company under the Securities Act.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, and the regulations thereunder.
               "Trading Day" shall mean any day on which NASDAQ is open for trading on a regular basis.

               "Year One Warrants" shall have the meaning set forth in Section 2(a) hereof.

               "Year Two Warrants" shall have the meaning set forth in Section 2(b) hereof.

               "Year Three Warrants" shall have the meaning set forth in
Section 3(b) hereof.

               SECTION 2.   Vesting of Warrants.

                 a. Year One Warrants. 272,239 of the Warrants (the "Year One Warrants") shall vest and become exercisable as follows: (i) fifty percent (50%) of the Year One Warrants shall vest and be exercisable immediately on the date hereof; and (ii) if any of the shares of Preferred Stock originally purchased by GFI remain outstanding on December 1, 1997, the following percentage of the Year One Warrants shall vest and become exercisable: fifty percent (50%) of the Year One Warrants multiplied by a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by GFI pursuant to the terms of the Agreement which continue to be outstanding on December 1, 1997, and the denominator of which is equal to 100,000. Any Year One Warrants which do not vest as of December 1, 1997 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

                 b. Year Two Warrants. Each day during the period from May 1, 1998 through April 30, 1999, the following amount of 453,757 of the Warrants (the "Year Two Warrants") shall vest and become exercisable: (x) 453,757, multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by GFI pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (z) 365. Any Year Two Warrants which do not vest as of April 30, 1999 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

                 c. Year Three Warrants. Each day during the period from May 1, 1999 though April 30, 2000, the following amount of 599,004 of the Warrants (the "Year Three Warrants") shall vest and become exercisable: (x) 599,004, multiplied by (x) a fraction, the numerator of which is equal to the number of shares of Preferred Stock originally purchased by GFI pursuant to the terms of the Agreement which continue to be outstanding on such day, and the denominator of which is equal to 100,000, divided by (iii) 365. Any Year Three Warrants which do not vest as of April 30, 2000 pursuant to the foregoing formula shall be forfeited and be of no further force and effect.

               SECTION 3.   Termination of Warrant.   Except as otherwise
provided herein, (a) any portion of the Warrants which fails to vest and become exercisable pursuant to Section 2 hereof shall terminate as of the date of such failure; and (b) any portion of the Warrants which vests and becomes exercisable shall terminate if such portion of the Warrants has not been exercised by GFI prior to April 30, 2003.

               SECTION 4. Exercise of Warrant. Subject to the terms and conditions hereof, including, without limitation, the vesting terms set forth above, any vested portion of the Warrants may be exercised in whole or in part at any time during the Company's normal business hours; provided, however, that if the Company reasonably believes that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required prior to the exercise of such Warrants, the Company shall not be required to honor any exercise of the Warrants until such filing has been made and the waiting period thereunder has expired or been terminated. Subject to the terms and conditions hereof, the vested portion of the Warrants may be exercised by GFI by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A hereto, (ii) payment by GFI to the Company of an amount equal to the Warrant Exercise Price times the number of Warrants so exercised (plus any applicable issue or transfer taxes) in cash or by certified or official bank check in immediately available funds, provided however, that GFI may not exercise any portion of the vested Warrants more than once in any calendar month without the prior written consent of the Chief Executive Officer of the Company, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to GFI) and (iv) delivery to the Company by GFI of a letter in the form of Exhibit B hereto. If, at the time of exercise, GFI has not elected to exercise all Warrants that have vested or that could vest in the future pursuant to the terms of this Warrant Certificate, upon the Company's receipt of each of the documents referred to in this Section 4, in addition to the issuance of a stock certificate representing the Shares issuable upon exercise of the Warrants, the Company shall issue a new Warrant Certificate to GFI, on the same terms as set forth herein, representing the remaining number of Warrants which have vested and not expired pursuant to the terms of this Warrant Certificate or may vest in the future pursuant to terms of this Warrant Certificate, together with a schedule setting forth the number of such remaining Warrants. Fractional shares of Common Stock shall not be issued upon the exercise of the Warrants. In lieu thereof, the Company shall pay GFI cash in an amount equal to such fractional share interest multiplied by the closing price of a share of Common Stock as of the date of exercise.

               SECTION 5. Covenants as to Common Stock. The Company covenants and agrees that all Shares which may be issued upon the exercise of the vested portion of the rights represented by this Warrant Certificate will, upon issuance and payment of the Warrant Exercise Price applicable to such Shares, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the vested portion of this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the vested portion of this Warrant Certificate and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

               SECTION 6. Reorganization, Reclassification, Issuance of Additional Shares of Common Stock, Etc. (a) In case of any capital reorganization, or of any reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant Certificate shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle GFI to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of GFI hereunder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number or class of shares purchasable upon the exercise of this Warrant Certificate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to GFI at the address of GFI appearing on the books of the Company, the obligation to deliver to GFI such shares of stock, securities or assets as, in accordance with the foregoing provisions, GFI may be entitled to purchase.

               SECTION 7.   Antidilution Provisions.

                 a. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7. For purposes of this Section 7, the term "Common Stock" includes the Shares and any other class of equity interest in the Company having no preference over the Shares as to distributions which may be authorized in the future by an amendment to the Company's Charter.

                 b. In case the Company shall, at any time after the date this Warrant Certificate was first issued, with respect to all of the holders of its outstanding Common Stock (i) declare a dividend on the outstanding Common Stock payable in shares or rights to acquire shares of its Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the events set forth in
Section 6 hereof or the issuance of shares of Common Stock by the Company in connection with a merger when the Company is the surviving corporation of the Merger and no such reclassification of the Common Stock has occurred), then, in each case, the Conversion Ratio and the number of Shares issuable upon exercise of this Warrant Certificate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that GFI after such time shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant Certificate had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, sub-division, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 c. Irrespective of any adjustments in the Conversion Ratio, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate.

               SECTION 8. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of shares of Common Stock upon any exercise, in whole or part, of this Warrant Certificate.

               SECTION 9. Warrant Holder Not Deemed a Shareholder. No holder, as such, of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant Certificate of the Shares which he is then entitled to receive upon the due exercise of this Warrant Certificate.

               SECTION 10. No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

               SECTION 11. Not Transferable. This Warrant Certificate and the Warrants represented hereby are not transferable to any other person.

               SECTION 12. Lost, Stolen, Mutilated or Destroyed Warrant Certificate. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such term as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

               SECTION 13. Notices. All notices and other communications under this Warrant Certificate shall (a) be in writing, (b) be sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) telecopier, or (iii) delivered by hand, (c) be given at the following respective addresses and telecopier and telephone number and to the attention of the following persons:

                          (i)     if to the Company, to it at:

                                  Western Pacific Airlines, Inc.
                                  2864 Circle Drive
                                  Suite 1100
                                  Colorado Springs, Colorado  80906

                                  Telecopier No.: (719) 527-7259
                                  Telephone No.: (719) 527-7421

                                  Attention: Chief Executive Officer.

                          with a copy to:

                                  D'Ancona & Pflaum
                                  30 North LaSalle Street
                                  Suite 2900
                                  Chicago, Illinois  60602

                                  Telecopier No.: (312) 580-0923
                                  Telephone No.: (312) 580-2111

                                  Attention:       Allan J. Reich

                          (ii)    if to GFI:

                                  GFI Company
                                  Hughes Center
                                  3753 Howard Hughes Parkway, Suite 200
                                  Las Vegas, Nevada 89109

                                  Telecopier No.: (702) 892-3950
                                  Telephone No.: (702) 892-3746

                                  Attention: Mr. David C. Story
                          with a copy to:

                                  Haynes & Boone
                                  901 Main Street
                                  3100 Nations Bank Plaza
                                  Dallas, TX 75202
                                  Telecopier No.: (214) 200-0588
                                  Telephone No.: (214) 651-5088

                                  Attention: Wilson Chu, Esq.

or at such other address or telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section 13, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished until received. The Company shall provide GFI with at least ten (10) days prior written notice of any record date relating to the declaration of dividends on shares of Common Stock.

               SECTION 14. Judicial Proceedings. Any judicial proceeding brought against the Company with respect to this Warrant Certificate may be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Warrant Certificate, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to the bound by any final and nonappealable judgment rendered thereby in connection with this Warrant Certificate and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the holder to serve process in any other manner permitted by law or shall limit the right of the holder to bring proceedings against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the holder involving, directly or indirectly, any matter in any way arising out of, related to, or connected with the holder shall be brought only in a court located in the State of Delaware. The Company and the holder hereby waive trial by jury in any judicial proceeding to which the Company and the holder are both parties involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Warrant Certificate.

               SECTION 15. Miscellaneous. (a) This Warrant Certificate and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

               (b) The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers as of the _____ day of ________________________________, 1997.

                                        WESTERN PACIFIC AIRLINES, INC.


                                        By:
                                           ------------------------------------
                                                 Name:
                                                         ----------------------
                                                 Title:
                                                         ----------------------
ATTEST:

BY:
   -----------------------------
            Secretary

                                                                       EXHIBIT A


                               SUBSCRIPTION FORM


             TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES
                            TO EXERCISE THIS WARRANT





               The undersigned hereby exercises the right to purchase _______ of the Shares covered by this Warrant Certificate according to the conditions thereof and herewith makes payment of the Warrant Exercise Price of such Shares, in full.

                                    [HOLDER]


                                   By:
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------

                                    [Address]

Dated:                      19
      --------------------    -----

                                                                       EXHIBIT B

Western Pacific Airlines, Inc.
2864 Circle Drive
Suite 1100
Colorado Springs, Colorado  80906
Attention:
          --------------------------------

               Re: Exercise of Warrant Certificate, dated

Ladies & Gentlemen:

               In connection with the undersigned's purchase of Common Stock of Western Pacific Airlines, Inc. upon exercise of a Warrant Certificate therefor, the undersigned confirms and agrees as follows:

                          1. The undersigned has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock.

                          2. The undersigned understands that it is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

                          3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

                          4. The undersigned agrees that it will not offer, sell, transfer or exchange such shares of Common Stock, except in accordance with the registration requirements under the Act or pursuant to an available exemption therefrom.

               If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Western Pacific Airlines, Inc. to produce this notice or a copy thereof to any interested party in such proceedings.

Date:
     --------------------------
                                       [PURCHASER]


                                        By:
                                           ------------------------------------
                                           Title:
                                                -------------------------------